EXHIBIT 24
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS: That each person whose name is signed hereto has made, constituted and appointed, and does hereby make, constitute and appoint, J. ROBERT HORST, EARL R. FRANKLIN, MARK HENNESSEY, DAVID M. O’LOUGHLIN or LIZBETH L. WRIGHT his or her true and lawful attorney, for him or her and in his or her name, place and stead to affix, as attorney-in-fact, his or her signature as director or officer or both, as the case may be, of Eaton Corporation, an Ohio corporation (the “Corporation”), to any and all registration statements and any amendments thereto filed with the Securities and Exchange Commission for the purposes of registering an indeterminate amount of the Corporation’s common shares, with a par value $.50 per share, to be issued under the Corporation’s dividend reinvestment and direct stock purchase plan, giving and granting unto each such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as he or she might or could do if personally present, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.
     This Power of Attorney shall remain in effect until September 28, 2006.
     IN WITNESS WHEREOF, this Power of Attorney has been signed at Shanghai, China, this 28th day of September, 2005.

Alexander M. Cutler	Richard H. Fearon

Alexander M. Cutler, Chairman	Richard H. Fearon,
and Chief Executive Officer;	Executive Vice President—Chief
President; Principal Executive	Financial and Planning Officer;
Officer; Director	Principal Financial Officer

Billie K. Rawot	Michael J. Critelli

Billie K. Rawot,	Michael J. Critelli, Director
Vice President and Controller;
Principal Accounting Officer
Page 1 of 2 Pages

Ernie Green, Director	Ned C. Lautenbach, Director

Deborah L. McCoy	John R. Miller

Deborah L. McCoy, Director	John R. Miller, Director

Gregory R. Page

Gregory R. Page, Director	Kiran M. Patel, Director

Victor A. Pelson	Gary L. Tooker

Victor A. Pelson, Director	Gary L. Tooker, Director
Page 2 of 2 Pages